As filed with the Securities and Exchange Commission on July 11, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

Securities Act of 1933

POWER SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	3510	33-0963637
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

201 Mittel Drive

Wood Dale, IL 60191

(630) 350-9400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary S. Winemaster

Chief Executive Officer and President

Power Solutions International, Inc.

201 Mittel Drive

Wood Dale, IL 60191

(630) 350-9400

(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Mark D. Wood, Esq. Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, IL 60661 Tel.: (312) 902-5200	Catherine V. Andrews, Esq. Power Solutions International, Inc. General Counsel 201 Mittel Drive Wood Dale, IL 60191 Tel.: (630) 350-9400	Thomas S. Levato, Esq. Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 Tel.: (212) 813-8800

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ 333-188580

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	50,000	$35.00	(1)	$1,750,000	$239	(2)

(1)	Based upon the public offering price of $35.00 per share.
(2)	This amount is in addition to the $8,221 paid in connection with the filing of the Registrant’s Registration Statement on Form S-1, Registration No. 333-188580.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission, in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, solely to register an increased amount of common stock, par value $0.001 per share, being offered and sold by Power Solutions International, Inc. (the “Registrant”). The contents of the Registration Statement on Form S-1 (File No. 333-188580) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on May 14, 2013, as amended on June 12, 2013 and July 3, 2013, which was declared effective by the Commission on July 10, 2013, are incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on July 11, 2013.

Power Solutions International, Inc. (Registrant)

By:	/S/ DANIEL P. GOREY
Daniel P. Gorey Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/S/ GARY S. WINEMASTER Gary S. Winemaster	Chief Executive Officer, President and Chairman of the Board (principal executive officer)	July 11, 2013

/S/ DANIEL P. GOREY Daniel P. Gorey	Chief Financial Officer (principal financial officer and principal accounting officer)	July 11, 2013

* Kenneth Landini	Director	July 11, 2013

* H. Samuel Greenawalt	Director	July 11, 2013

* Jay J. Hansen	Director	July 11, 2013

* Mary E. Vogt	Director	July 11, 2013

*By:	/S/ DANIEL P. GOREY
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

5.1	Opinion of Katten Muchin Rosenman LLP as to the validity of the shares registered.

23.1	Consent of McGladrey LLP.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Katten Muchin Rosenman LLP (contained in Exhibit 5.1).

24	Power of Attorney (incorporated by reference to Exhibit 24 to the Registrant’s Registration Statement on Form S-1, File No. 333-188580)